As filed with the Securities and Exchange Commission on September 1, 2005
Registration No. 333-87768

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
POST-EFFECTIVE
AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
QUINTON CARDIOLOGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3300396 (I.R.S. Employer Identification No.)
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Address, including zip code, and telephone number, including area code of principal executive offices)
Quinton Cardiology Systems, Inc. 1998 Amended And Restated Equity Incentive Plan
Quinton Cardiology Systems, Inc. Amended and Restated 2002 Stock Incentive Plan
Quinton Cardiology Systems, Inc. Amended and Restated 2002 Employee Stock Purchase Plan
(Full title of the plans)
Michael K. Matysik
Senior Vice President and Chief Financial Officer
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Name, address and telephone number, including area code, of agent for service)
______________________
Copies to:
Eric DeJong
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888
______________________

EXPLANATORY NOTE
     By means of this Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-87768, filed with the Securities and Exchange Commission on May 7, 2002, the Registrant hereby deregisters an aggregate of 3,880,724 shares of its common stock, par value $0.001 per share, which were registered for (i) the Quinton Cardiology Systems, Inc. (“Quinton”) 1998 Amended and Restated Equity Incentive Plan, (ii) the Quinton Amended and Restated 2002 Stock Incentive Plan and (iii) the Quinton Amended and Restated 2002 Employee Stock Purchase Plan. This deregistration is being made in conjunction with the merger of Quinton and Cardiac Science, Inc. with and into CSQ Holding Company, which was subsequently renamed Cardiac Science Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 1st day of September, 2005.

QUINTON CARDIOLOGY SYSTEMS, INC.
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of September, 2005.

Signature	Title

/s/ John R. Hinson	President, Chief Executive Officer and Director
John R. Hinson	(Principal Executive Officer)

/s/ Michael K. Matysik	Senior Vice President and Chief Financial
Michael K. Matysik	Officer (Principal Financial and Accounting Officer)

*	Chairman of the Board

Ruediger Naumann-Etienne

*	Director

W. Robert Berg

*	Director

Jue-Hsien Chern

*	Director

Harvey N. Gillis

*By:	/s/ Michael K. Matysik

Michael K. Matysik
Attorney-in-Fact